EXHIBIT 99.B10(b)

                         CONSENT OF WILLIAM K. BORLAND




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[LOGO]
CNA PLAZA  CHICAGO  IL  60685-0001         WILLIAM K. BORLAND
                                           Vice President and Associate General
                                           Counsel
                                           333 South Wabash, 36 South
                                           Chicago, Illinois 60685
                                           Telephone   312-822-1495
                                           Facsimile   312-817-3303
                                           Internet    William.Borland@cna.com






April 28, 2003

Board of Directors
Valley Forge Life Insurance Company
CNA Plaza
43 South
Chicago, IL 60685

Gentlemen:

I hereby consent the reference to my name under the caption "Legal Opinions" in the Statement of Additional Information filed as part of Post-Effective Amendment No: 10 to the Registration Statement on Form N-4 filed by Valley Forge Life Insurance Company Variable Annuity Separate Account (Reg. File No. 333-01087) with the Securities and Exchange Commission.


In giving this consent, I do not admit that I am in the category of person whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,



/s/ William K. Borland
William K. Borland
Vice President and
Associate General Counsel